EXHIBIT 13


                   TIC VARIABLE ANNUITY SEPARATE ACCOUNT 2002
                   TLAC VARIABLE ANNUITY SEPARATE ACCOUNT 2002

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

              1/n
T  =  (ERV/P)      -1 where:

        T     =   average annual total return
        P     =   a hypothetical initial payment of $1,000
        n     =   the applicable year (1, 3, 5, 10) or portion thereof
        ERV   =   ending redeemable value of a hypothetical $1,000 payment made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

STANDARDIZED METHOD

The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

NONSTANDARDIZED METHOD

Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.


                                                                         Inception        Unit Values At

Vintage Access                                                              Date       12/31/02    12/31/01    12/31/00
------------------------------------------------------------------------------------------------------------------------
AIM Capital Appreciation Portfolio                                        10/10/95      0.64638    0.862847    1.150227
AIM V.I. Premier Equity Fund                                                5/5/93      0.60656    0.883813    1.027225
Alliance Growth Portfolio                                                  6/20/94      0.51528    0.788292    0.924582
Alliance Growth & Income Portfolio - Class B*                               6/1/99      0.78690    1.028664    1.043785
Alliance Premier Growth Portfolio - Class B*                               6/26/92      0.51055    0.750182    0.922998
American Funds Global Growth Fund-Class 2*                                 4/30/97      0.73645    0.876661    1.038579
American Funds Growth Fund-Class 2*                                         2/8/84      0.72850    0.979910    1.216729
American Funds Growth-Income Fund-Class 2*                                 2/28/85      0.88833    1.105457    1.095370
Equity Income Portfolio (Fidelity)                                         8/30/96      0.87943    1.038388    1.129909
Equity Index Portfolio - Class II                                         11/30/91      0.62506    0.818241    0.948820
Fidelity VIP Contrafund(R) Portfolio-Service Class*                        1/31/95      0.80304    0.900906    1.044699
Fidelity VIP Mid Cap Portfolio - Service Class 2*                         12/29/98      0.90914    1.026745    1.081501
Franklin Mutual Shares Securities Fund - Class 2*                          11/8/96      0.84362    0.972041    0.922807
Franklin Small Cap Fund - Class 2*                                          5/1/98      0.56361    0.803077    0.962974
Janus Aspen Aggressive Growth Portfolio - Service Shares*                  9/13/93      0.28295    0.400007    0.672963
Large Cap Portfolio (Fidelity)                                             8/30/96      0.58543    0.770505    0.947162
MFS Emerging Growth Portfolio                                              8/30/96      0.45747    0.706953    1.125780
MFS Research Portfolio                                                     3/23/98      0.59280    0.804691    1.054577
Multiple Discipline Portfolio - All Cap Growth and Value **                10/1/02      1.06077       --          --
Multiple Discipline Portfolio - Global All Cap Growth and Value **         10/1/02      1.07372       --          --
Multiple Discipline Portfolio - Large Cap Growth and Value **              10/1/02      1.06874       --          --
Putnam VT International Growth Fund - Class IB Shares*                      1/2/97      0.69358    0.856056    1.088539
Putnam VT Small Cap Value Fund - Class IB Shares*                          4/30/99      0.87428    1.087028    0.935043
Putnam VT Voyager II Fund - Class IB Shares*                               9/28/00      0.55766    0.804699    1.160273
Salomon Brothers Variable Capital Fund                                     2/17/98      0.88821    1.204354    1.201007
Salomon Brothers Variable Investors Fund                                   2/17/98      0.82120    1.084416    1.149699
Salomon Brothers Variable Small Cap Growth Fund                            11/1/99      0.81746    1.272338    1.393652
Smith Barney Aggressive Growth Portfolio                                   11/1/99      0.86179    1.300096    1.377339
Smith Barney Appreciation Portfolio                                       10/16/91      0.78434    0.966377    1.022725
Smith Barney Fundamental Value Portfolio                                   12/3/93      0.89713    1.158393    1.242670
Smith Barney International All Cap Growth Portfolio                        6/20/94      0.45657    0.624369    0.921906
Smith Barney Large Cap Core Portfolio                                      9/14/99      0.65003    0.892529    1.061217
Smith Barney Large Cap Growth Portfolio                                     5/1/98      0.63591    0.858923    0.997778
Smith Barney Large Cap Value Portfolio                                     6/20/94      0.73689    1.003989    1.111027
Smith Barney Mid Cap Core Portfolio                                        11/1/99      0.95341    1.197631    1.352126
Smith Barney Premier Selection All Cap Growth Portfolio                    9/14/99      0.64361    0.893306    1.057626
Smith Barney Small Cap Growth Opportunities Portfolio                       2/7/97      0.69063    0.943887    1.144910
Templeton Foreign Securities Fund - Class 2*                                5/1/92      0.70577    0.880618    1.065335
Van Kampen LIT Emerging Growth Portfolio                                    7/3/95      0.55140    0.829942    1.231236
Van Kampen Enterprise Portfolio                                            6/21/94      0.52100    0.749496    0.967281
PIMCO Total Return Portfolio                                              12/31/97      1.12862    1.051486    0.981817
Smith Barney Diversified Strategic Income Portfolio                       10/16/91      1.05846    1.025855    1.010484
Smith Barney High Income Portfolio                                        06/22/94      0.82808    0.869657    0.918137
Travelers Managed Income Portfolio                                        06/28/94      1.11789    1.111571    1.058216
MFS Total Return Portfolio                                                06/20/94      1.05579    1.132419    1.150751
Multiple Discipline Portfolio - Balanced All Cap Growth and Value **      10/01/02      1.03787       --          --
Smith Barney Money Market Portfolio                                       06/20/94      1.06720    1.070781    1.049386


                                                                         Inception        Unit Values At

Port Arch Access                                                            Date       12/31/02    12/31/01    12/31/00
------------------------------------------------------------------------------------------------------------------------
AIM Capital Appreciation Portfolio                                        10/10/95     0.646377    0.862847    1.150227
AIM V.I. Premier Equity Fund                                                5/5/93     0.606562    0.883813    1.027225
Alliance Growth Portfolio                                                  6/20/94     0.515283    0.788292    0.924582
Alliance Premier Growth Portfolio - Class B*                               6/26/92     0.510546    0.750182    0.922998
Capital Appreciation Fund (Janus)                                          5/16/83     0.397544     0.53926    1.150227
Credit Suisse Emerging Markets Portfolio                                  12/31/97      0.57828    0.664447    1.027225
Delaware VIP REIT Series                                                    5/6/98     1.289916    0.862847    0.924582
Dreyfus VIF Appreciation Portfolio                                          4/5/93     0.713442    0.883813    0.922998
Dreyfus VIF Small Cap Portfolio                                            8/31/90     0.757627    0.788292    0.741472
Equity Income Portfolio (Fidelity)                                         8/30/96     0.879431    0.750182    0.747348
Equity Index Portfolio - Class II                                         11/30/91     0.625061    0.539260    1.171361
Federated Stock Portfolio                                                  8/30/96     0.829837    0.664447    0.975391
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2      9/26/00     0.766337    1.253986    1.030392
Fidelity VIP Contrafund(R) Portfolio - Service Class 2                      1/3/95     0.705901    0.870453    1.129909
Fidelity VIP Mid Cap Portfolio - Service Class 2*                         12/29/98     0.909139    0.951897    0.948820
Franklin Mutual Shares Securities Fund - Class 2*                          11/8/96     0.843621    1.038388    1.044698
Janus Aspen Global Life Sciences Portfolio - Service Shares*               1/18/00     0.643484    0.818241    1.168247
Janus Aspen Global Technology Portfolio - Service Shares*                  1/18/00     0.240438    1.045195    0.921267
Janus Aspen Worldwide Growth Portfolio - Service Shares*                   9/13/93     0.443687    0.842327    1.081501
Large Cap Portfolio (Fidelity)                                             8/30/96     0.585425    0.793495    0.922807
Lazard International Stock Portfolio                                        8/1/96     0.585867    1.026745    1.133140
MFS Emerging Growth Portfolio                                              8/30/96     0.457467    0.972041    0.670695
MFS Mid Cap Growth Portfolio                                               3/23/98     0.370032    0.928160    0.797012
MFS Research Portfolio                                                     3/23/98     0.592801    0.413656    0.947162
Putnam VT International Growth Fund - Class IB Shares*                      1/2/97     0.693584    0.606872    0.941726
Putnam VT Small Cap Value Fund - Class IB Shares*                          4/30/99     0.874281    0.770505    1.125780
Putnam VT Voyager II Fund - Class IB Shares*                               9/28/00     0.557662    0.683976    0.978407
Salomon Brothers Variable Capital Fund                                     2/17/98      0.88821    0.706953    1.054577
Salomon Brothers Variable Emerging Growth Fund                             12/3/93     0.756605    0.734887    1.088539
Salomon Brothers Variable Growth and Income Fund                          10/16/91     0.799028    0.804691    0.935043
Salomon Brothers Variable Investors Fund                                   2/17/98     0.821195    0.856056    1.160273
Salomon Brothers Variable Large Cap Growth Fund                             5/1/02     0.799351       --          --
Salomon Brothers Variable Small Cap Growth Fund                            11/1/99     0.817463    1.087028    1.201007
Templeton Growth Securities Fund - Class 2                                 3/15/94     0.790606    1.204354    1.239442
Travelers Disciplined Mid Cap Stock Portfolio                               4/1/97     0.832859    1.141542    1.149699
Van Kampen LIT Comstock Portfolio - Class II Shares*                        5/1/99       0.7234    1.084416    1.076606
Van Kampen LIT Enterprise Portfolio Class II Shares*                        4/7/86     0.628473    1.272338    1.014918
Federated High Yield Portfolio                                             8/30/96     0.956493    1.001954    1.045925
PIMCO Total Return Portfolio                                              12/31/97     1.128622    0.985623    1.086795
Travelers Convertible Securities Portfolio                                  5/1/98     0.916854    0.956881    1.161046
Travelers Quality Bond Portfolio                                           8/30/96     1.150222    0.912423    0.934106
Janus Aspen Balanced Portfolio - Service Shares*                           9/13/93     0.834263    0.906871    0.981817
MFS Total Return Portfolio                                                 6/20/94     1.055793    0.937072    0.990820
Travelers Money Market Portfolio                                          12/31/87     1.145459    1.051486    1.026362